Exhibit 5.1

                                June 16, 2000



Kramont Realty Trust
Plymouth Plaza
580 West Germantown Pike
Plymouth Meeting, Pennsylvania 19462

          Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have served as Maryland counsel to Kramont Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 1,245,000 common shares of beneficial interest, $.01 par value per share, of the Company (the "Shares") covered by the above-referenced Registration Statement (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Up to 1,000,000 of the Shares are to be issued by the Company pursuant to the Company's 2000 Incentive Plan (the "Incentive Plan"), up to 150,000 of the Shares are to be issued by the Company pursuant to the Company's Executive Stock Option Plan (the "Executive Plan") and up to 95,000 of the Shares are to be issued by the Company pursuant to the Drexel Realty, Inc. 1997 Stock Option Plan (the "1997 Plan" and, together with the Incentive Plan and the Executive Plan, the "Plans"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):


Kramont Realty Trust
June 16, 2000
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     1.   The Registration Statement, filed with the  Commission pursuant to the 1933 Act;

     2. The Declaration of Trust of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company, certified as of a recent date by an officer of the Company;

     4. Resolutions adopted by the Board of Trustees of the Company (the "Board") relating to the adoption or assumption of the Plans and the registration of the Shares, certified as of a recent date by an officer of the Company;

     5. A certificate of the SDAT as of a recent date as to the good standing of the Company;

     6. A certificate executed by an officer of the Company, dated as of a recent date;

     7. A copy of each of the Plans, certified as of a recent date by an officer of the Company; and

     8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed the following:

          1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory,

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June 16, 2000
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and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. The Shares will not be issued in violation of any restriction or limitation contained in the Charter.

     6. The number of Shares to be issued under the Incentive Plan will not exceed 1,000,000 in the aggregate; the number of Shares with respect to which options or stock appreciation rights may be granted under the Incentive Plan to any individual employee in any fiscal year of the Company will not exceed 100,000; and the annual limitation set forth in Section 8.5 of the Incentive Plan will not be exceeded.

     7. The number of shares of common stock of CV Reit, Inc previously issued, and the number of Shares to be issued by the Company, under the 1997 Plan will not exceed 400,000 in the aggregate; the Committee (as defined in the 1997 Plan) has not terminated the options pursuant to Section 4.2(d) of the 1997 Plan or terminated the 1997 Plan pursuant to Article IX thereof; and the Alternative Option (as defined in the 1997 Plan) meets the criteria set forth in Section 8.1(b) of the 1997 Plan.

     8. The number of shares of common stock of CV Reit, Inc previously issued, and the number of Shares to be issued by the Company, under the Executive Plan will not exceed 150,000 in the aggregate; and the Committee (as defined in the Executive Plan) has not terminated the options pursuant to
Section 4.3(d) of the Executive Plan or terminated the Executive Plan pursuant to Article X thereof.


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June 16, 2000
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     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Shares have been duly authorized for issuance pursuant to the Plans and, when and if issued and delivered against payment therefor in the manner described in the Plans, the Registration Statement and the Resolutions (assuming that upon any such issuance (i) the total number of the Company's Common Shares of Beneficial Interest issued and outstanding will not exceed the total number of Common Shares of Beneficial Interest that the Company is then authorized to issue under the Declaration of Trust, and (ii) the total number of shares of beneficial interest of the Company issued and outstanding will not exceed the total number of shares of beneficial interest that the Company is then authorized to issue under the Declaration of Trust), the Shares will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms on the interpretation of agreements. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of

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June 16, 2000
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our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933
Act.

                                   Very truly yours,


                                   /s/ Ballard Spahr Andrews & Ingersoll, LLP